Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

THE GOLDFIELD CORPORATION

at

$7.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 1, 2020

by

FR UTILITY SERVICES MERGER SUB, INC.

a wholly owned subsidiary of

FR UTILITY SERVICES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 29, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 1, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 1, 2020 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by FR Utility Services Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of FR Utility Services, Inc., a Delaware corporation (“Parent”), which is an affiliate of First Reserve Fund XIV, L.P., to purchase all issued and outstanding shares of common stock, par value $0.10 per share (“Shares”), of The Goldfield Corporation, a Delaware corporation (“Goldfield”), at a purchase price of $7.00 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

Also enclosed is Goldfield’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offer.

FOR THE REASONS DESCRIBED IN THE SCHEDULE 14D-9, THE BOARD OF DIRECTORS OF GOLDFIELD UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of such Shares held by us for your account pursuant to the Offer.

Please note carefully the following:

1.	The Offer Price is $7.00 per Share, net to you in cash without interest, and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all issued and outstanding Shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 23, 2020 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, the Purchaser and Goldfield, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, the Purchaser will merge with and into Goldfield (the “Merger”), without approval of Goldfield’s stockholders, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without approval of Goldfield’s stockholders upon collective ownership by Parent, Purchaser and any other affiliate of Parent of one Share more than 50% of the then-outstanding Shares, with Goldfield surviving as a wholly owned subsidiary of Parent. As a result of the Merger, Shares will cease to be publicly traded. First Reserve Fund XIV, L.P., or an affiliate thereof, is the controlling stockholder of both Parent and the Purchaser.

4.

The board of directors of Goldfield unanimously (a) determined and declared that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Offer and the Merger, are advisable, fair to and in the best interests of Goldfield and Goldfield’s stockholders, (b) approved the Merger Agreement and the execution, delivery and performance by Goldfield of the Merger Agreement and the consummation of the Transactions, including the Offer and the Merger, on the terms and subject to the conditions set forth therein, (c) determined to recommend that the stockholders of Goldfield accept the Offer and tender their Shares to the Purchaser pursuant to the Offer, and (d) agreed and authorized that the Merger be governed by Section 251(h) of the DGCL and consummated as soon as practicable following the time Purchaser, for the first time, irrevocably accepts for payment Shares validly tendered and not validly withdrawn pursuant to the Offer.

5.

The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on December 29, 2020, unless the Offer is extended by the Purchaser in accordance with the Merger Agreement. Previously tendered Shares may be withdrawn at any time until the Offer has expired; and, if not previously accepted for payment, at any time, after January 30, 2021, pursuant to SEC (as defined in the Offer to Purchase) regulations.

6.

The Offer is subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15—“Certain Conditions of the Offer” of the Offer to Purchase.

7.	Any transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or any administrative or judicial action pursuant thereto. The Purchaser may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such state.

INSTRUCTION FORM

With Respect to the Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

THE GOLDFIELD CORPORATION

at

$7.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 1, 2020

by

FR UTILITY SERVICES MERGER SUB, INC.

a wholly owned subsidiary of

FR UTILITY SERVICES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 29, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 1, 2020 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by FR Utility Services Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of FR Utility Services, Inc., a Delaware corporation, which is an affiliate of First Reserve Fund XIV, L.P., to purchase all issued and outstanding shares of common stock, par value $0.10 per share (“Shares”), of The Goldfield Corporation, a Delaware corporation, at a purchase price of $7.00 per Share, net to the seller in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signatures(s))

(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

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